REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING
FIRM
To the Board of Managers and
Members of Man-Glenwood Lexington TEI, LLC:
We have audited the accompanying consolidated statement of assets and liabilities of Man-Glenwood
Lexington TEI, LLC (the Company), as of March 31,
2009, and the related consolidated statements of operations and cash flows for the year then ended, and the consolidated statements of changes in net assets for each of the two years then ended. These consolidated financial statements are the responsibility of the Companys management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.
We conducted our audits in accordance with the standards of the Public Company Accounting Oversight
Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Companys internal control over financial reporting.
Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. Our procedures included confirmation of securities owned as of March 31, 2009 by correspondence with the management of the underlying funds. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Man-Glenwood Lexington
TEI, LLC as of March 31, 2009, the results of its operations and its cash flows for the year then ended, and the changes in its net assets for each of the two years then ended, in conformity with accounting principles generally accepted in the United States of America.
As discussed in Note 2 to the financial statements of Man-Glenwood Lexington Associates Portfolio, LLC
(the Portfolio Company), the Portfolio Company held investments valued at $97,797,459 (83.72% of total assets) as of March 31, 2009, whose fair values have been estimated by management in the absence of readily determinable fair values. Managements estimates are based on information provided by the underlying fund managers or general partners.
DELOITTE & TOUCHE LLP
Chicago, Illinois
May 22, 2009